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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports dated November 14, 2001 on the financial statements and schedules of ARAMARK Corporation and subsidiaries and the balance sheet of ARAMARK Worldwide Corporation and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania

December 7, 2001